Exhibit 99.1

Peapack-Gladstone Financial Corporation Announces the Pricing of Its $35 Million Subordinated Debt Offering

Company Release - 12/6/2017 9:00 AM ET

Bedminster, NJ., Dec. 6, 2017 – Peapack-Gladstone Financial Corporation (Nasdaq Global Select Market: PGC) (the “Company”), the parent holding company of Peapack-Gladstone Bank (the “Bank”), announced that yesterday it priced an underwritten public offering of $35 million aggregate principal amount of its Fixed-to-Floating Subordinated Notes due December 15, 2027 (the “Notes”). The Notes will initially bear a fixed interest rate of 4.75% per year. Commencing on December 15, 2022, the interest rate on the Notes will reset on a quarterly basis to the three-month LIBOR rate plus a spread of 254 basis points, payable quarterly in arrears. The offering is expected to fund on December 12, 2017, subject to the satisfaction of customary closing conditions.

The Company plans to use the net proceeds from the sale of the Notes for general corporate purposes, including investment in the Bank as regulatory capital to fund future growth and potential strategic acquisitions.

Sandler O’Neill + Partners, L.P. is acting as the sole book-running manager and Keefe, Bruyette & Woods, A Stifel Company is acting as the co-manager for the Notes offering.

Additional Information Regarding the Offering

The Notes will be issued pursuant to an effective shelf registration statement (File No. 333-215176) (including base prospectus), a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

Copies of the final prospectus supplement and accompanying base prospectus relating to the Notes offering, when available, can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1-866-805-4128.

Disclaimer About This Release

This press release is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, any securities. There will be no sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About the Company

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $4.18 billion as of September 30, 2017. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative private banking services to businesses, non-profits and consumers, which help them to establish, maintain and expand their legacy. Through its private banking locations in Bedminster, Morristown, Princeton and Teaneck, its Private Wealth Management Division, and its branch network and online platforms, Peapack-Gladstone Bank offers an unparalleled commitment to client service.

Forward-Looking Statements

This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. These forward-looking statements are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events.

Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in the section titled “Risk Factors” in the preliminary prospectus supplement that we have filed with the SEC and in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which can be obtained without charge by visiting the SEC’s website at www.sec.gov.

Peapack disclaims any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.

Contact:

Peapack-Gladstone Financial Corporation

Jeffrey J. Carfora

908-719-4308

jcarfora@pgbank.com

Source: Peapack-Gladstone Financial Corporation